EXHIBIT 10.5

BUY-SELL AGREEMENT

This BUY-SELL AGREEMENT (as the same may be amended, modified and waived from time to time, this “Agreement”) is entered into as of October 1, 2008 (the “Effective Date”) by and among HYDRON TECHNOLOGIES, INC., a New York corporation (“Hydron”), BRAND BUILDERS INTERNATIONAL, LLC, a Delaware limited liability company (“Harezi”), and BRAND BUILDERS RX, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, Hydron and Harezi have entered into that certain Capital Contribution and Joint Venture Agreement dated as of October 1, 2008 (the “Contribution Agreement”);

WHEREAS, following the Closing (as defined below), each of Hydron and Harezi will own 50% of the issued and outstanding membership interests of the Company; and

WHEREAS, it is a condition precedent to the Closing that each of Hydron, Harezi and the Company (each, a “Party” and collectively, the “Parties”) shall have entered into this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Parties agree as follows:

SECTION 1.

DEFINED TERMS; CONSTRUCTION

1.1       Defined Terms. As used in this Agreement the following terms shall have the following meanings:

“Affiliate” means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning provided in the introductory paragraph.

“Business Day” means a day, other than a Saturday or a Sunday, on which banks are open for business in the State of Florida.

“Buyout Price” means, as to a Selling Member, a cash amount equal to the product obtained by multiplying (a) the Offer Price and (b) the Selling Member’s Percentage Interest.

“Closing” has the meaning provided in the Contribution Agreement.

“Closing Date” means October 1, 2008.

“Come-Along Price” means, as to any Non-Selling Member, a cash amount equal to the product obtained by multiplying (a) the Offer Price and (b) the Non-Selling Member’s Percentage Interest.

“Come-Along Right” has the meaning provided in Section 3.3.

“Company” has the meaning provided in the introductory paragraph.

“Contribution Agreement” has the meaning provided in the first WHEREAS paragraph.

“Drag-Along Price” means, as to any Non-Selling Member, a cash amount equal to the product obtained by multiplying (a) the Offer Price and (b) the Non-Selling Member’s Percentage Interest.

“Drag-Along Right” has the meaning provided in Section 3.4.

“Effective Date” has the meaning provided in the introductory paragraph.

“Exercise Period” has the meaning provided in Section 3.2(b).

“GAAP” means the generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Harezi” has the meaning provided in the introductory paragraph.

“Hydron” has the meaning provided in the introductory paragraph.

“LLC Agreement” means the Limited Liability Company Agreement of the Company dated as of the date hereof, as amended from time to time.

“License Agreement” means that certain License Agreement between Hydron and the Company.

“Members” means the Parties (excluding the Company) and any Person who acquires any Membership Interests pursuant to Section 3 or otherwise in accordance with this Agreement.

“Membership Interests” means the issued and outstanding membership interests of the Company.

“Non-Selling Member” has the meaning provided in Section 3.2(a).

“Notice of Exercise” has the meaning provided in Section 3.2(b).

“Notice of Sale” has the meaning provided in Section 3.2(a).

“Offer Price” means the amount to be paid by the Third Party for the purchase of all of the outstanding Membership Interests of the Company.

“Party” or “Parties” has the meaning provided in the third WHEREAS paragraph.

“Percentage Interest” has the meaning provided in the LLC Agreement.

“Person” means and includes natural persons, corporations, limited liability partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, divisions, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Related Agreements” means the Contribution Agreement, the LLC Agreement, the License Agreement and the Assignment and Assumption Agreement.

“Sale Interests” has the meaning provided in Section 3.2(a).

“Selling Member” has the meaning provided in Section 3.2(a).

“Third Party” has the meaning provided in Section 3.2(a).

“Transfer” means, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

1.2       Construction. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural, and the plural the singular; (b) words importing any gender include the other gender and the neuter gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, and all regulations promulgated pursuant to, such statutes; (d) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to the introductory paragraph, recitals, sections (or clauses or subdivisions of sections) or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose; (i) references to Persons include their respective permitted successors and assigns; and (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

SECTION 2.

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of Hydron. Hydron hereby represents and warrants that:

(a)       it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)       this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with the terms hereof except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(c)       neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by it, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which it is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which it is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of its assets);

(d)       it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person not already been obtained in order to consummate the transactions contemplated by this Agreement; and

(e)       it owns the Membership Interests, free and clear of all liens, encumbrances, restrictions and claims of every kind (other than those arising under this Agreement and the LLC Agreement).

2.2       Representations and Warranties of Harezi and the Company. Each of Harezi and the Company hereby represents and warrants with respect to itself only that:

(a)       it has the power and authority as limited liability companies to enter into this Agreement and to perform Its respective obligations hereunder;

(b)       this Agreement constitutes Its valid and legally binding obligation, enforceable in accordance with the terms hereof except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(c)       neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by it, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which it is subject or any provision of Its certificate or articles of incorporation, bylaws or other organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which it is a party or by which it is bound or to which any of Its material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of Its assets);

(d)       it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person not already been obtained in order to consummate the transactions contemplated by this Agreement; and

(e)       it owns the Membership Interests, free and clear of all liens, encumbrances, restrictions and claims of every kind (other than those arising under this Agreement and the LLC Agreement).

SECTION 3.

RESTRICTIONS ON TRANSFER

3.1	General Restriction.

(a)       No Member may sell or engage in any transaction which will result in a change in the beneficial or record ownership of any Membership Interests held by it, including a Transfer of any such Membership Interests, except as expressly provided in this Agreement. Any Transfer of any Membership Interests or attempted Transfer of any Membership Interests by any Member in contravention of this Agreement will be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever. Subject to (i) Section 3.1(b) of this Agreement and (ii) the right of each Member to cause the dissolution of the Company pursuant to Sections 10.2(d) and (e) of the LLC Agreement(ii) the right of each Member to cause the dissolution of the Company pursuant to Section 10.2(c) of the LLC Agreement, no Member may Transfer any Membership Interests, attempt to Transfer any Membership Interests, or seek or undertake discussions with any third party concerning any Transfer or potential Transfer of any Membership Interests, prior to the third (3rd) anniversary of the date hereof without the consent of the other Member.

(b)       Notwithstanding Section 3.1(a), but subject always to Section 3.6, without the consent of any other Member or the Company, (i) Hydron or any of its Affiliates may at any time Transfer all or a portion of any Membership Interests held by it to any Affiliate of Hydron and (ii) Harezi or any of Its Affiliates may at any time Transfer all or a portion of any Membership Interests held by it to any Affiliate of Harezi. All references in this Agreement to any Membership Interests held or owned by (x) Hydron or (y) Harezi shall mean the aggregate Membership Interests legally or beneficially owned by Hydron and Its Affiliates or Harezi and Its Affiliates, respectively.

3.2	Right of First Refusal.

(a)       If any Member shall desire to cause a Transfer of all (and not less than all) of the outstanding Membership Interests in a bona fide sale for cash to any Person (other than a sale by Hydron to a Hydron Affiliate pursuant to Section 3.1(b) above) having the financial wherewithal to consummate such sale (a “Third Party”), such Member (the “Selling Member”) shall deliver written notice of the desire to consummate such Transfer (a “Notice of Sale”) to the non-selling member (the “Non-Selling Member”), which notice shall include a copy of the proposal containing the terms and conditions relating to such Transfer. Such Notice of Sale shall set forth the identity of the Third Party, the Selling Member’s desire to consummate such Transfer, the Offer Price (which shall be payable in cash), the Buyout Price and the other terms and conditions upon which the Third Party proposes to consummate such Transfer. For the avoidance of doubt, except as provided in Section 3.1(b), no Member shall be entitled to Transfer any Membership Interests unless such Member desires to cause the Transfer of all (and not less than all) of the outstanding Membership Interests in a bona fide sale for cash to a Third Party pursuant to this Section 3.

(b)       Upon receipt of a Notice of Sale, the Non-Selling Member shall have the right, but not the obligation, to purchase all, but not less than all, of the Membership Interests which are then owned by the Selling Member (the “Sale Interests”) at the Buyout Price, and otherwise on the same terms and conditions as set forth in such Notice of Sale. The Non-Selling Member’s election to purchase the Sale Interests in accordance with this Section 3.2 shall be exercisable by the delivery by the Non-Selling Member of written notice (the “Notice of Exercise”) to the Selling Member within a period of 30 days after the date on which the Non-Selling Member shall have received the applicable Notice of Sale (such period, the “Exercise Period”).

(c)       In the event that the Non-Selling Member exercises Its rights to purchase the Sale Interests in accordance with this Section 3.2, the Selling Member shall Transfer the Sale Interests to the Non-Selling Member not more than 10 days following the date of delivery of the Notice of Exercise for the Sale Interests to the Selling Member. Upon the consummation of such purchase and sale of the Sale Interests to the Non-Selling Member, the Selling Member shall deliver a certificate or certificates (if any) representing the Membership Interests then owned by it, duly endorsed in blank, or accompanied by written instruments of transfer in form and substance reasonably satisfactory to the Non-Selling Member duly executed by the Selling Member, in blank, free and clear of any restrictions, liens, encumbrances or rights of others (other than those arising under this Agreement and the LLC Agreement, and under applicable state and federal securities laws) against delivery of the Buyout Price to the Selling Member in accordance with the terms and conditions set forth in the Notice of Sale.

3.3       Come-Along Rights. In the case of a proposed Transfer of all (and not less than all) of the outstanding Membership Interests, as disclosed in accordance with Section 3.2(a), if the Non-Selling Member does not exercise its right of first refusal under Section 3.2, the Non-Selling Member shall have the right, but not the obligation, to elect to sell all, but not less than all, of the Membership Interests then held by the Non-Selling Member at the Come-Along Price as part of the sale of the outstanding Membership Interests to the Third Party, and otherwise subject to the same terms and conditions as described in the Notice of Sale (the “Come-Along Right”). A Come-Along Right shall be exercisable by the delivery by the Non-Selling Member of written notice to the Selling Member during the Exercise Period. In the event the Non-Selling Member exercises its Come-Along Right, then no later than the closing date for such Transfer (which shall be the later of (x) 10 days following the date of delivery of the Non-Selling Member’s written notice to the Selling Member of the exercise of such Come-Along Right and (y) the date contemplated in the Notice of Sale for the closing), the Non-Selling Member shall deliver to the Selling Member any and all certificates (if any) representing the Membership

Interests then held by the Non-Selling Member, duly endorsed in blank, or accompanied by written instruments of transfer duly executed by the Non-Selling Member in blank, and otherwise subject to the terms and conditions specified in the Notice of Sale, against payment of the Come-Along Price to the Non-Selling Member by the Selling Member or the Third Party purchasing all of the outstanding Membership Interests by wire transfer in immediately available funds. To the extent that the Third Party refuses to purchase the Membership Interests from the Non-Selling Member exercising its Come-Along Right hereunder, the Selling Member shall not Transfer to such Third Party any of the Sale Interests unless and until, simultaneously with such sale, the Selling Member or the Third Party purchases from the Non-Selling Member all of the Membership Interests then held by the Non-Selling Member and required to be Transferred pursuant to this Section 3.3 at the Come-Along Price, and otherwise subject to the same terms and conditions as the proposed Transfer described in the Notice of Sale.

3.4       Drag-Along Rights. In the case of a proposed Transfer of all (and not less than all) of the outstanding Membership Interests, as disclosed in accordance with Section 3.2(a), if the Non-Selling Member has not exercised its rights of first refusal under Section 3.2 or its Come-Along Right pursuant to Section 3.3 during the Exercise Period, upon the expiration of the Exercise Period, the Selling Member shall have the right, but not the obligation, to require the Non-Selling Member to sell to the proposed Third Party all, but not less than all, of the Membership Interests then held by the Non-Selling Member at the Drag-Along Price, and otherwise subject to the same terms and conditions as described in the Notice of Sale (the “Drag-Along Right”). A Drag-Along Right shall be exercisable by the delivery by the Selling Member of written notice to the Non-Selling Member not later than 10 Business Days after the end of the Exercise Period. Not later than the closing date for such Transfer (which shall be the later of (x) 10 days following the date of delivery of the Selling Member’s written notice to the Non-Selling Member of the exercise of such Drag-Along Right and (y) the date contemplated in the Notice of Sale for the closing), the Non-Selling Member shall deliver to the Selling Member any and all certificates (if any) representing the Membership Interests then held by the Non-Selling Member, duly endorsed in blank, or accompanied by written instruments of transfer duly executed by the Non-Selling Member in blank, and otherwise subject to the terms and conditions specified in the Notice of Sale, against payment of the Drag-Along Price to the Non-Selling Member by the Selling Member or the Third Party purchasing all of the outstanding Membership Interests by wire transfer in immediately available funds. To the extent that the Third Party refuses to purchase the Membership Interests from the Non-Selling Member in connection with the exercise by the Selling Member of its Drag-Along Right hereunder, the Selling Member shall not Transfer to such Third Party any of the Sale Interests unless and until, simultaneously with such sale, the Selling Member or the Third Party purchases from the Non-Selling Member all of the Membership Interests then held by the Non-Selling Member and required to be Transferred pursuant to this Section 3.4 at the Drag-Along Price, and otherwise subject to the same terms and conditions as the proposed Transfer described in the Notice of Sale.

3.5       No Exercise. With respect to any proposed Transfer of Membership Interests by a Selling Member, if (a) the Selling Member has duly given a Notice of Sale to the Non-Selling Member with respect to such Transfer in accordance with Section 3.2(a) above, (b) the Non-Selling Member has not elected to acquire the Sale Interests in accordance with Section 3.2 prior to the expiration of the Exercise Period, (c) the Non-Selling Member has not elected to exercise its Come-Along Right in accordance with Section 3.3 prior to the expiration of the Exercise

Period, and (d) the Selling Member has not elected to exercise its Drag-Along Right in accordance with Section 3.4 prior to the expiration of the 10 Business Day period following the Exercise Period, then, subject to Section 3.6, the Selling Member shall have the right to sell to the Third Party identified in the Notice of Sale all (and not less than all) of the Sale Interests at the Buyout Price and on the same terms and conditions as those offered (or required to be offered pursuant to Section 3.2) to the Non-Selling Member in the Notice of Sale; provided that such sale must be consummated within a period of 30 days after the earlier of (x) the expiration of the 10 Business Day period following the expiration of the Exercise Period and (y) the date on which the Selling Member receives written notice from the Non-Selling Member that the Non-Selling Member does not intend to exercise its option to acquire the Sale Interests in accordance with Section 3.2 or exercise its Come-Along Right in accordance with Section 3.3. If, at the end of such period, the Selling Member has not completed any such Transfer of the Sale Interests, the Selling Member’s right to effect such Transfer of the Sale Interests shall automatically terminate, and the Membership Interests subject to such proposed Transfer shall again be subject to all of the restrictions and other provisions contained in this Agreement.

3.6       Transferees Bound. Prior to the consummation of any Transfer permitted by this Agreement, the transferring Member shall cause its transferee, unless such transferee is a Member immediately prior to the time of such Transfer, to execute and deliver to the non-transferring Members and the Company a written agreement in form and substance reasonably satisfactory to the non-transferring Members and the Company providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement and the LLC Agreement.

3.7       Restrictive Legends. The Members and the Company shall cause each certificate, if any, representing the Membership Interests to be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable federal and state securities laws):

“THE INTEREST EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN (A) THE LIMITED LIABILITY COMPANY AGREEMENT OF [ABC] LLC (THE “COMPANY”) AND (B) THE BUY-SELL AGREEMENT AMONG HYDRON TECHNOLOGIES, INC., [THE HAREZI GROUP LLC] AND THE COMPANY. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

SECTION 4.

COVENANTS

4.1       Company. Each Member covenants and agrees that it shall take all appropriate action to cause the Company to perform and comply with each of the covenants and agreements contained in this Agreement or any of the Related Agreements to which the Company is a party that are required to be performed or complied with by the Company.

SECTION 5.

MISCELLANEOUS

5.1	Effectiveness. This Agreement shall be effective on the Effective Date.

5.2       No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted transferees and assigns.

5.3       Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

5.4       Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, legatees, legal representatives and permitted transferees and assigns. No Party may assign either this Agreement or any of Its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however that each of Hydron and Harezi may assign this Agreement or any of its respective rights, interests, or obligations hereunder to any of its respective Affiliates without such prior written approval.

5.5       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5.6       Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile, U.S. registered or certified mail (postage prepaid, return receipt requested), overnight delivery service, personal courier, addressed as follows:

if to Hydron, to:

Hydron Technologies, Inc.

82 Verissimo Drive

Novato, CA 94947

Telephone: (415) 897-9167

Attention: Richard Banakus

with a copy to:

Ruden McClosky Smith Schuster & Russell, P.A.

200 East Broward Boulevard

Fort Lauderdale, FL 33301

Facsimile: (954) 333-4073

Attention: Robert C. Brighton, Jr., Esq.

if to Harezi, to:

Brand Builders International, LLC

645 East Atlantic Avenue

Delray Beach, Florida

Facsimile: 561-665-4245

Attention: Ilonka Harezi, Manager

with a copy to:

Fromberg, Perlow & Kornik, P.A.

1891 NE 29th Avenue, Suite 100

Aventura, FL 33180

Facsimile: (305) 936-0101

Attention: Gary H. Kornik., Esq.

if to the Company, to:

Brand Builders RX, LLC

645 East Atlantic Avenue

Delray Beach, Florida

Facsimile: 561-665-4245

Attention: Ilonka Harezi, Manager

or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall be deemed to have been given: (i) if sent by U.S. registered or certified mail, three Business Days after deposit in the U.S. mail; (ii) if sent by FedEx or other overnight delivery service, one Business Day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, one Business Day after transmission with confirmed transmission report.

5.7       Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA (EXCLUSIVE OF CONFLICTS OF LAWS PRINCIPLES) APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

5.8       Jurisdiction. Any judicial proceeding brought against any of the Parties on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Florida in Broward County, or the United States District Court for the Southern District of Florida, and by execution and delivery of this Agreement, each of the Parties accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing Party in any such litigation shall be entitled to receive from the losing Party all costs and expenses, including reasonable counsel fees, incurred by the prevailing Party. Each Party consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address for notices to it set forth in Section 5.6 and agrees that such service shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

5.9       Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.10     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.11     Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

* * *

Signature Page Follows

IN WITNESS WHEREOF, each of the Parties has executed this Agreement on and as of the date first written above.

HYDRON TECHNOLOGIES, INC.

By:    /s/s Richard Banakus

Richard Banakus

Chairman and Interim President

BRAND BUILDERS INTERNATIONAL, LLC

By:    /s/s Ilonka Harezi

Ilonka Harezi, Manager

BRAND BUILDERS RX, LLC

By:    /s/s Ilonka Harezi

Ilonka Harezi, Manager

-Signature Page-

[Buy-Sell Agreement]